DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP
                     1345 Avenue of the Americas, 46th Floor
                            New York, New York 10105

                                 August 9, 2007



Baseline Oil & Gas Corp.
11811 N. Freeway (I-45)
Suite 200
Houston, Texas 77060
Attention:  Thomas R. Kaetzer, President


Re: Credit Agreement dated as of April 12, 2007 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Baseline Oil & Gas Corp. (the "Borrower") Drawbridge Special Opportunities Fund LP, as Administrative Agent ("Administrative Agent") and the financial institutions that are or may become lenders thereunder ("Lenders").

Ladies and Gentlemen:

        Reference is hereby made to the Credit Agreement for all purposes. Any capitalized term used herein that is not defined herein shall have the meaning attributed to it in the Credit Agreement. Pursuant to the Credit Agreement, you have submitted a request to increase the Borrowing Base from $11,713,224 to $14,124,624 in order for the Borrower to have availability under the Credit Agreement to request additional Revolving Loans for the purpose of making a deposit required under the Asset Purchase and Sale Agreement dated as of August 6, 2007 by and between DSX Energy Limited, LLP, Kebo Oil & Gas, Inc., et. al. and Borrower ("Purchase Agreement") for the acquisition of the South Texas Blessing Properties. Lenders hereby consent to the increase in the Borrowing Base subject to the further provisions of this Letter Agreement.

        On the date of the funding of any Revolving Loan pursuant to such increase in the Borrowing Base, the conditions of Section 7.03 of the Credit Agreement shall have been satisfied. Within five (5) days of the execution of this Letter Agreement, Borrower will provide the Lenders in the aggregate 260,000 warrants to purchase shares of the Borrower's common stock on the same terms and conditions as the Warrant, except with respect to the Exercise Price (as defined in the Warrant agreement dated April 12, 2007 issued by the Borrower) which will be $0.52 and will amend the Registration Rights Agreement made by the Borrower in favor of the Lenders dated as of April 12, 2007 to provide the rights thereunder to the additional warrants to be issued hereunder. In addition, in connection with increasing the Borrowing Base, Borrower will pay to the Administrative Agent for the ratable benefit of the Lenders a fee equal to $250,000 ("Bridge Fee"). Such Bridge Fee shall be deemed to be earned and payable as of the date of this Letter Agreement. Borrower will pay to Administrative Agent $125,000 of the Bridge Fee as of the date that this Letter

Baseline Oil & Gas Corp.
Attention:  Thomas R. Kaetzer, President
August 9, 2007
Page 2

Agreement is executed. The remaining $125,000 of this fee shall be due on the Repayment Date (defined below). Notwithstanding the preceding however, in the event that Borrower elects not to consummate the transaction under the Purchase Agreement, Borrower terminates the Purchase Agreement and Borrower repays a minimum of $2,300,000 of the Bridge Advance (defined below) on or prior to the date that is three (3) days after the date that Borrower has terminated the Purchase Agreement ("Termination Date"), then that portion of the Bridge Fee due and payable as of the Repayment Date shall be waived by the Lenders.

        In consideration for Administrative Agent and Lenders agreeing to increase the Borrowing Base as provided for above, Borrower agrees that any Revolving Loans made under the Credit Agreement from and after the date of this Letter Agreement through the Repayment Date (each a "Bridge Advance") shall bear interest at the Term Loan Rate until such time that such Bridge Advances have been repaid in full.

        In addition, you have requested that the Lenders and the Administrative Agent extend the date of the payment on the Loans required pursuant to Section
9.20 of the Credit Agreement. Administrative Agent and the Lenders agree to extend the date that any payment required under Section 9.20 is due until October 31, 2007 ("Repayment Date"). All Bridge Advances are required to be prepaid on or before the Repayment Date. Notwithstanding the preceding or anything in the Credit Agreement to the contrary, in the event that the purchase transaction contemplated by the Purchase Agreement does not occur prior to the Repayment Date, Borrower shall be required to make a prepayment of $2,300,000 on the Bridge Advances on or before the Termination Date. The remaining balance of the Bridge Advances, if any, will be payable in accordance with the terms of the Credit Agreement. Such prepayment of the Bridge Advances and the payment under
Section 9.20 shall be made through a payment outside of the waterfall payments provided for in Article VI of the Credit Agreement. Such prepayment on the Bridge Advances will come from a capital contribution of the holders of the Equity Interest of the Borrower and will be in addition to and not in substitution of any payments under Article VI of the Credit Agreement. Failure to make such payments of the Bridge Advances or the payments required by Section
9.20 by the Repayment Date or the Termination Date, as the case may be, shall constitute an Event of Default under Credit Agreement. This Letter Agreement shall be deemed a Loan Document for all purposes.



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

Baseline Oil & Gas Corp.
Attention:  Thomas R. Kaetzer, President
August 9, 2007
Page 3

         If the foregoing is acceptable to you please indicate your acknowledgement and agreement to the terms and provisions of this Letter Agreement by executing this Letter Agreement in the space provided below.

                              Sincerely,

                              DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP, as
                              Administrative Agent and Lender

                              By: Drawbridge Special Opportunities GP LLC, its general partner


                              By:    _______________________________
                              Name:  _______________________________
                              Title: _______________________________


                              D.B. ZWIRN SPECIAL OPPORTUNITIES
                              FUND, L.P., as Lender


                              By: D.B. Zwirn Partners, LLC, its general
                              partner

                              By:    _______________________________
                              Name:  _______________________________
                              Title: _______________________________




AGREED TO AND ACCEPTED
THIS 9th DAY OF AUGUST, 2007:

BASELINE OIL & GAS CORP.



By:     _______________________________
Name:   _______________________________
Title:  _______________________________